                            ANDREW N. BERNSTEIN, P.C.
                                 ATTORNEY AT LAW
                           5445 DTC PARKWAY, SUITE 520
                        GREENWOOD VILLAGE, COLORADO 80111
                            TELEPHONE (303) 770-7131
                            FACSIMILE (303) 770-7332
                                                                     Exhibit 5.1

                                                  February 18, 2005

Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228

Re:      Mesa Laboratories, Inc.
         The Amended 1999 Stock Compensation Plan
         Registration Statement on Form S-8

Gentlemen:

We have acted as  securities  counsel for Mesa  Laboratories,  Inc.,  a Colorado corporation  (the  "Company"),  in connection  with the  registration  under the
Securities  Act of 1933,  as amended  (the  "Act"),  of an  aggregate of 200,000 additional  shares (the  "Shares") of the common  stock,  no par value per share
(the "Common  Stock"),  of the Company  under the  Company's  Amended 1999 Stock
Compensation Plan (the "Plan") for officers,  directors,  employees and advisors of the Company.

A registration statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon exercise of stock options pursuant  to the Plan will on or about this date be filed under the Act with the
Securities  and  Exchange   Commission  (the  "Commission").   In  addition,   a
registration statement on Form S-8, File Number 333-48556, covering the issuance and sale of 300,000  shares  from time to time upon  exercise  of stock  options pursuant to the Plan was filed with the Commission  under the Act on October 25,
2000.

In  connection  with  this  opinion,  we have  examined  and are  familiar  with originals or copies,  certified or otherwise identified to our satisfaction,  of
(i) the Articles of  Incorporation  and the Bylaws of the Company,  (ii) certain
resolutions  of  the  Board  of  Directors  of  the  Company   relating  to  the
registration of the Shares, (iii) the Registration Statement, (iv) the Plan, and
(v) such other documents as we have deemed necessary or appropriate as bases for the  opinion  set  forth  below.  In  such  examination,  we  have  assumed  the genuineness  of all  signatures,  the legal  capacity  of natural  persons,  the authenticity  of all documents  submitted to us as originals,  the conformity to original documents of all documents  submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts  material to this  opinion  which we did not  independently  establish  or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members  of our  firm  are  admitted  to the  practice  of law in the  State  of
Colorado, and we express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the  foregoing,  we are of the opinion that the Shares registered  pursuant to the  Registration  Statement  have been duly and validly authorized  and reserved for issuance by the Company and, when sold,  issued and delivered in the manner and for the consideration described in the Plan, will be validly issued, fully paid and nonassessable under Colorado law.

This opinion is furnished to you solely for your benefit in connection  with the filing of the Registration Statement and is not to be used,  circulated,  quoted or  otherwise  referred  to for any other  purpose  without  our  prior  written consent.  Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the  Commission as Exhibit 5.1 to the  Registration  Statement.  We
also consent to the reference to our firm under the caption  "Legal  Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are  included in the  category  of persons  whose  consent is required  under
Section 7 of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ ANDREW N. BERNSTEIN, P.C.

                                                 Andrew N. Bernstein, P.C.

ANB/prr